INDEPENDENT AUDITORS'
         REPORT
Shareholders and Board of Directors
Builders Fixed Income Fund, Inc.
In planning and performing our audit of
the financial statements of Builders
Fixed Income Fund, Inc. (the "Fund")
for the year ended December 31, 2003
(on which we have issued our report
dated February 6, 2004), we considered
its internal control, including control
activities for safeguarding securities, in
order to determine our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, and not
to provide assurance on the Fund's
internal control.
The management of the Fund is
responsible for establishing and
maintaining internal control. In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. Generally,
controls that are relevant to an audit
pertain to the entity's objective of
preparing financial statements for
external purposes that are fairly
presented in conformity with accounting
principles generally accepted in the
United States of America. Those
controls include the safeguarding of
assets against unauthorized acquisition,
use, or disposition.
Because of inherent limitations in any
internal control, misstatements due to
error or fraud may occur and not be
detected. Also, projections of any
evaluation of internal control to future
periods are subject to the risk that the
internal control may become inadequate
because of changes in conditions, or that
the degree of compliance with policies
or procedures may deteriorate.
Our consideration of the Fund's internal
control would not necessarily disclose all
matters in the internal control that might
be material weaknesses under standards
established by the American Institute of
Certified Public Accountants. A
material weakness is a condition in
which the design or operation of one or
more of the internal control components
does not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would be
material in relation to the financial
statements being audited may occur and
not be detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters involving
the Fund's internal control and its
operation, including controls for
safeguarding securities that we consider
to be material weaknesses as defined
above as of December 31, 2003.
This report is intended solely for the
information and use of management, the
Shareholders and Board of Directors of
Builders Fixed Income Fund, Inc., and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.
/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
February 6, 2004